Exhibit 23.1
May 4, 2010
Nationwide Health Properties, Inc.
610 Newport Center Drive, Suite 1150
Newport Beach, CA 92660

Re:	Nationwide Health Properties, Inc. (the “Company”)
Registration Statement on Form S-3
File No. 333-164384
Ladies and Gentlemen:
          We hereby consent to the incorporation by reference in the above-referenced Registration Statement of the following opinions previously rendered and filed by the Company as exhibits with the Securities and Exchange Commission, as set forth below:
          Opinion dated April 6, 2009, filed as Exhibit 5.1 to the Company’s Registration Statement (Form S-3, No. 333-158442) on April 6, 2009;
          Opinion dated May 11, 2009, filed as exhibit 5.1 to the Company’s Form 8-K Report on May 12, 2009;
          Opinion dated May 22, 2009, filed as exhibit 5.1 to the Company’s Form 8-K Report on May 26, 2009;
          Opinion dated November 10, 2009, filed as exhibit 5.1 to the Company’s Form 8-K Report on November 10, 2009; and
          Opinion dated December 9, 2009, filed as exhibit 5.1 to the Company’s Form 8-K Report on December 9, 2009.
          In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Venable LLP